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                              OPTION AGREEMENT

    THIS AGREEMENT, is made and entered into this 1st day of December, 1992, by and between Paper Warehouse, Inc., a Minnesota corporation (the "Corporation"), and LSG Corporation, a Minnesota corporation ("LSG").

    In consideration of One Dollar ($1.00) and other valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

    1. If within five (5) years of the date of the Agreement, the Corporation is merged into another corporation, or the stock of the Corporation is sold to an unrelated third party, in an arm's length transaction, or the Corporation' stock is subject to a public offering, the Corporation grants to LSG the option to acquire an amount of the Corporation's capital stock so that after the exercise of the option, LSG will own ten percent (10%) of the outstanding stock of the Corporation.

    2. In the event that there is no merger, sale of stock, or public offering within the five-year period following the date of this Agreement, LSG, at any time during the calendar year 1998, will have an option to acquire an amount of the Corporation's capital stock so that after the exercise of the option, LSG will own ten percent (10%) of the outstanding stock of the Corporation. If LSG exercises its option pursuant to this paragraph 2, it can continue to hold its shares in the Corporation or, alternatively, it can demand that the Corporation redeem such shares at any time. In the event of the redemption of the shares, the redemption price will be the book value per share as of the end of the Corporation's immediately preceding fiscal year. The redemption price shall be paid in cash, in an amount not to exceed $150,000.00 at the time of the redemption, and the balance, if any, will be paid pursuant to the terms of a three-year, unsecured promissory note, bearing interest at a rate equal to the lesser of the reference rate established by First Bank National Association,

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or the "federal short-term rate" as defined in Section 1274(d) of the
Internal Revenue Code of 1986, as amended.

    3. In the event that LSG exercises its option under this Agreement, LSG will deliver to the Corporation, in cash or certified check payable to the Corporation, $150,000.00 plus ten percent (10%) of any and all contributions to the Corporation' capital made from the date of this Agreement through, and including, the date the option is exercised by LSG.

    4. All notices, instructions and other communications provided for herein to the Corporation shall be deemed valid, made and served if in writing and either delivered personally or sent by certified or registered mail, postage prepaid, and addressed to the Corporation as follows:

         Paper Warehouse, Inc.
         c/o Yale T. Dolginow
         7634 Golden Triangle Drive
         Eden Prairie, MN  55344

    5. Whenever the option is exercised or the redemption demanded, the respective transaction shall be completed at the expiration of five (5) business days from the notice being received by the Corporation, and the closing shall take place at the office of the Corporation, at such time as may be agreed upon by the parties.

    6. Subject to the terms and conditions hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

    7. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first written above.

                                         PAPER WAREHOUSE, INC.


                                         By
                                           -------------------------------

                                           Its
                                              ----------------------------


                                         LSG CORPORATION


                                         By
                                           -------------------------------

                                           Its
                                              ----------------------------


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